EXHIBIT 4.5

                                SECOND AMENDMENT
                                       to
                                CREDIT AGREEMENT
                                  by and among
               WHITTIER ENERGY COMPANY, WHITTIER OPERATING, INC.
                                      and
                                  COMPASS BANK

     This Second Amendment ("Second Amendment") to that certain Credit Agreement dated July 17, 2002 by and among WHITTIER ENERGY COMPANY, a Nevada corporation ("Whittier Energy"), and WHITTIER OPERATING, INC., a Texas corporation ("Whittier Operating") (collectively, the "Borrower") and COMPASS BANK, an Alabama state chartered bank (the "Bank"), as amended by the First Amendment thereto dated March 10, 2003 is entered into effective as of the 9th day of September 2003.

                              W I T N E S S E T H:

     Whereas, Borrower and Bank entered into that certain Credit Agreement dated July 17, 2002, as amended by the First Amendment thereto dated March 10, 2003 (the "Credit Agreement").

     Whereas, as of the date hereof the stock ownership of Whittier Energy has been restructured and certain other corporate restructuring has occurred with regard to the Parent Company of Whittier Energy.

     Whereas, Borrower has requested that Bank amend and waive certain provisions under the Credit Agreement and Bank has agreed to such amendments and waivers subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower and Bank, and each intending to be legally bound hereby, the parties agree as follows:

     I.   Specific Amendments to Credit Agreement.

     Article I of the Credit Agreement is hereby amended by revising the following defined term in its entirety to read as follows:

          "Loan Documents" means this Agreement, the Guaranty, the Pledge Agreements and all promissory notes, security agreements, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

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     Article I of the Credit Agreement is hereby amended by adding the following definitions thereto:

          "Agreement and Plan of Merger" means that certain Agreement and Plan of Merger dated as of July 8, 2003, between WEC Acquisition and Whittier Energy Company.

          "Guaranty" means that certain Unlimited Guaranty executed by Parent Company in favor of Bank in the form attached to the Second Amendment as Exhibit "A."

          "Merger" means that certain merger transaction of WEC Acquisition with and into Whitter Energy Company as evidenced by that certain Agreement and Plan of Merger and the other Merger Documents.

          "Merger Documents" means those several documents executed in connection with the Merger including, without limitation, (1) the Agreement and Plan of Merger, (2) the Articles of Merger dated September 9, 2003 of WEC Acquisition and Whittier Energy, (3) the Contribution Agreement dated July 28, 2003 between Parent Company and WEC Acquisition, (4) the Articles of Amendment to the Articles of Incorporation of Parent Company filed with the Secretary of State of Wyoming on July 21, 2003 and (5) the Omnibus Agreement.

          "Olympic Resources" means Olympic Resources Ltd., a Wyoming corporation and any assignee or successor thereof, including specifically, Whittier Energy Corporation, the anticipated name of the corporation to be the successor by name change of Olympic Resources which is to be reincorporated under the laws of Nevada.

          "Olympic Resources (Arizona)" means Olympic Resources (Arizona) Ltd., an Arizona corporation, a wholly-owned subsidiary of Parent Company.

          "Omnibus Agreement" means that certain Agreement among Parent Company, WEC Acquisition and Whittier Energy dated July 8, 2003.

          "Parent Company" means Olympic Resources, and, upon the name change of Olympic Resources to Whittier Energy Corporation and its reincorporation as a Nevada corporation, Whittier Energy Corporation.

          "Pledge Agreements" means, collectively, the Stock Pledge Agreement executed by Parent Company in favor of Bank covering the capital stock of Whittier Energy in the form attached to the Second Amendment as Exhibit "B" and the Stock Pledge Agreement executed by Whittier Energy in favor of Bank covering the capital stock of Whittier Operating in the form attached to the Second Amendment as Exhibit "C."

          "Second Amendment" means the Second Amendment to this Agreement dated effective by Borrower and Bank on September 9, 2003.

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          "WEC Acquisition" means WEC Acquisition, Inc., a Wyoming corporation and wholly-owned subsidiary of Parent Company.

          "Whittier Energy Corporation" means Whittier Energy Corporation, a Nevada corporation, upon the name change and reincorporation of Olympic Resources.

     Article IV, Representations and Warranties, of the Credit Agreement is hereby amended by adding the following new sections:

          Section 4.24. Merger Documents; Ownership of Borrower. Each representation and warranty of Whittier Energy in the Merger Documents is true and correct in all respects and, to Whittier Energy's knowledge, each representation and warranty made by each party, other than Whittier Energy, in the Merger Documents are true and correct in all respects. Whittier Energy has provided full, complete and accurate copies of the Merger Documents to Bank.

          Section 4.25. Restructure. Upon the execution of the Merger Documents, Whittier Energy will be a wholly-owned subsidiary of Parent Company; and the Whittier Family Group will own, indirectly through Parent Company, eighty-five (85%) of the outstanding capital stock of Whittier Energy.

          Section 4.26. Merger Authorization. The execution and delivery by Whittier Energy of the Merger Documents, to which it is a party, and the consummation of the Merger are (a) within the Corporate Power of Whittier Energy; (b) have been duly authorized by all necessary Corporate Action of Whittier; and (c) do not and will not (i) require the consent of any regulatory authority, governmental body, or any other Person, (ii) violate any provision of law, the Certificate of Formation of Whittier Energy, or the Governing Documentation of Whittier Energy, (iii) cause a default to occur under the terms and provisions of any indenture, instrument or other agreement to which Whittier Energy is a party or by which its property may be presently bound or encumbered, or (iv) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge or other encumbrance in, upon or of any of the properties or assets of Whittier Energy under any such indenture, instrument or other agreement.

     Section 5.03, Quarterly Financial Statements, of the Credit Agreement is hereby amended by replacing the entire section with the following text:

          Section 5.03. Quarterly Financial Statements of Borrower. Deliver to Bank, on or before the sixtieth (60th) day after the end of each of the calendar quarters of each fiscal year, beginning with the quarter ending September 30, 2003, consolidated and consolidating unaudited Financial Statements of Parent Company as at the end of such period and from the beginning of such fiscal year to the end of the respective period, as applicable, which Financial Statements shall be certified by the president, vice president or chief financial officer of Parent Company as being true and correct, subject to changes resulting from year-end audit adjustments.

     Section 5.04, Annual Financial Statements of Borrower, of the Credit Agreement is hereby amended by replacing the entire section with the following text:

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          Section 5.04. Annual Financial Statements. Deliver to Bank, on or
     before the one hundred twentieth (120th) day after the close of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2003,
     (i) annual consolidated audited Financial Statements of Parent Company for such fiscal year and (ii) annual consolidating unaudited Financial Statements of Parent Company for such fiscal year.

     Section 5.21, Changes in Management, of the Credit Agreement is hereby amended by adding the following sentence at the end of that Section:

     Attached to the Second Amendment as Schedule 5.21 is a list of the directors and officers of Whittier Energy as of the date of the Merger.

     Article V, Affirmative Covenants, of the Credit Agreement is hereby amended by adding the following new sections:

          Section 5.33, Additional Loan Documents. Within 20 days of the date of the Second Amendment, Borrower shall deliver or cause to be delivered to Bank, as the case may be, fully executed counterparts of the Guaranty and the Pledge Agreements, together with executed blank stock powers.

          Section 5.34, Corporate Resolutions of Parent Company. Within 20 days of the date of the Second Amendment, Bank shall have received from Parent Company, (i) its Governing Documentation certified by the secretary or assistant secretary of Parent Company, (ii) copies of all resolutions of its Governing Body authorizing the transactions set forth in Guaranty and the Pledge Agreement to which it is a party, such copy or copies to be certified by the secretary or an assistant secretary of Parent Company, as being true and correct and in full force and effect as of the date hereof. In addition, Bank shall have received from Parent Company a certificate of incumbency signed by a secretary or an assistant secretary of Parent Company, setting forth (a) the names of the officers executing Guaranty and the Pledge Agreement to which it is a party, (b) the office(s) to which such Persons have been elected and in which they presently serve and (c) an original specimen signature of each such person.

     Section 6.01, Loans, Advances or Investments, of the Credit Agreement is hereby amended by replacing the entire section with the following text:

          Section 6.01, Loans, Advances or Investments. Make or agree to make or allow to remain outstanding any loans or advances to any Person, including Affiliates of Borrower, or make Investments in or purchase or otherwise acquire all or substantially all of the assets of any Person, or any shares of stock of, or similar interest in, any Person, in amounts which exceed $200,000 in the aggregate for any and all of the foregoing, except (i) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business, (ii) advances made by Borrower in its capacity as operator of oil, gas and other mineral properties for the benefit of the working interest owners pursuant to standard industry practices, and (iii) Whittier Energy's Investment in those certain Persons described on Schedule 6.01 attached hereto.

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     Section 6.09, Management and Shareholder Control, of the Credit Agreement
is hereby amended by replacing the entire section with the following text:

          Section 6.09, Management and Shareholder Control. Cause or permit the Whittier Family Group to own, directly or indirectly, through Parent Company, less than fifty-one percent (51%) of the total equity or the voting stock of Whittier Energy and Whittier Operating.

     II. Waiver. Bank hereby grants Borrower a one-time waiver of the provisions of Section 6.07 and Section 6.09 of the Credit Agreement solely for the purposes of permitting the consummation of the Merger.

     III. Conditions Precedent in Connection with the Second Amendment. The obligation of Bank to enter into the Second Amendment is subject to satisfaction of the following conditions precedent:

          (a) Receipt of Second Amendment, Compliance Certificate and Loan Documents. Bank shall have received multiple counterparts of the Second Amendment, as requested by Bank, and the Compliance Certificate duly executed by an authorized officer for each Borrower.

          (b) Accuracy of Representations and Warranties and No Event of Default. The representations and warranties contained in Article IV of the Credit Agreement shall be true and correct in all material respects on the date of the Second Amendment with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing.

          (c) Legal Matters Satisfactory to Special Counsel to Bank. All legal matters incident to the consummation of the transactions contemplated by the Second Amendment shall be satisfactory to the firm of Porter & Hedges, L.L.P., special counsel for Bank.

          (d) No Material Adverse Change. No material adverse change shall have occurred since the date of the Credit Agreement in the condition, financial or otherwise, of Borrower.

     IV. Reaffirmation of Representations and Warranties. To induce Bank to enter into this Second Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

          A. The execution and delivery of this Second Amendment and the performance by Borrower of its obligations under this Second Amendment are within Borrower's Corporate Power, have been duly authorized by all necessary Corporate Action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Governing Documentation of Borrower or of any agreement binding upon Borrower.

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          B. The execution and delivery of the Loan Documents to which Parent
     Company is a party and the performance by Parent Company of its obligations under such Loan Documents are and will be within Parent Company's Corporate Power, have been duly authorized by all necessary Corporate Action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Governing Documentation of Parent Company or of any agreement binding upon Parent Company.

          C. The Credit Agreement as amended by this Second Amendment, represents the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. The Loan Documents to which Parent Company is a party represent and will represent the legal, valid and binding obligations of Parent Company, enforceable against Parent Company in accordance with their terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

          D. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

     V. Defined Terms. Except as amended hereby, terms used herein that are defined in the Credit Agreement shall have the same meanings in this Second Amendment.

     VI. Reaffirmation of Credit Agreement. This Second Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     VII. Entire Agreement. The Credit Agreement, as hereby amended, embodies the entire agreement between Borrower and Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Credit Agreement as hereby amended and the other documents previously executed or executed of even date herewith.

     VIII. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Second Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Second Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

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     IX. Severability. Whenever possible each provision of this Second Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Second Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Amendment.

     X. Execution in Counterparts. Each party hereto acknowledges that this Agreement may be executed in several counterparts by each party at different times and in different locations; that each separate counterpart bearing the signature of any party may be effectively delivered to the other parties by the delivery of an electronic facsimile sent via telecopier; that each party so delivering any such counterpart shall be bound by its facsimile signature thereon; and that the signature pages from counterparts signed by each party may be collated into one or more copies of this agreement, which shall constitute one and the same agreement among all parties hereto.

     XI. Section Captions. Section captions used in this Second Amendment are for convenience of reference only, and shall not affect the construction of this Second Amendment.

     XII. Successors and Assigns. This Second Amendment shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower and Bank, and the respective successors and assigns of Bank.

     XIII. Non-Application of Chapter 346 of Texas Finance Codes. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Credit Agreement as hereby amended or any other Loan Document or the transactions contemplated hereby.

     XIV. Notice. THIS SECOND AMENDMENT TOGETHER WITH THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                            [signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be effective as of the day and year above written.

                                         BORROWER:
                                         ---------

                                         WHITTIER OPERATING, INC.,
                                         a Texas corporation


                                         By:
                                         ---------------------------------
                                         Bryce W. Rhodes
                                         Vice President


                                         WHITTIER ENERGY COMPANY,
                                         a Nevada corporation


                                         By:
                                         ----------------------------------
                                         Bryce W. Rhodes
                                         Vice President


                                         BANK:
                                         -----

                                         COMPASS BANK

                                         By:
                                         ----------------------------------
                                         Kathleen J. Bowen
                                         Vice President


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                                  SCHEDULE 5.21
                                  -------------

                   Directors and Officers of Whittier Energy



o  James A. Jeffs - Chairman
o  Bryce W. Rhodes, Director, President and CEO
o  David A. Dahl, Director
o  Arlo Sorensen, Director
o  Charles O. Buckner, Director
o  Daryl Pollock, Director
o  John Pierce, Director
o  Daniel Silverman, COO
o  Michael B. Young, CFO and Treasurer
o  Dallas Parker, Corporate Secretary